EXHIBIT 99.1

PSB HOLDINGS, INC.

PRESS RELEASE

Putnam, Connecticut – February 25, 2014 – PSB Holdings Inc. (the “Company”), announced today that the Office of the Comptroller of the Currency, the primary regulator of its wholly owned subsidiary, Putnam Bank (“the Bank”), has terminated the Formal Agreement entered into with the Bank on June 20, 2012. In terminating the agreement, the OCC noted that the ongoing safe and sound operation of the Bank did not require the continued existence of the agreement. It reflects the significant progress the Bank has made in addressing the objectives set forth in the agreement.

Thomas A. Borner, President and CEO remarked, “We are very pleased that the OCC has lifted the agreement. We fully recognize the challenges to the banking industry since 2008 and the effect the conduct of the big banks has had on the community banks. We believe this step in lifting the agreement is reflective of the significant efforts made by our organization over the last 18 months to strengthen the Bank. Equally important is that we expect the removal of the order will bolster our profitability in the future through reduced regulatory related expenses. It will enhance our ability to continue our growth strategy and to serve our communities in a safe and sound manner.”

Mr. Borner further stated, “The significant commitment of time and resources on behalf of the Board of Directors and staff has resulted in this prompt exit from the Agreement. We believe that as a result we are financially stronger with systems and processes that will aid us as we continue to provide quality services to our customers.”

The Company is the majority owned subsidiary of Putnam Bancorp, MHC, a federal mutual holding company that owns 57.0% of the Company’s outstanding shares. The Company is the parent company of the Bank, which was founded in Putnam, Connecticut in 1862. The Bank offers a wide range of financial services through its eight branches from Putnam to Gales Ferry with a seven-day a week supermarket branch and full service loan offices. The Bank has total assets of $453 million. The stock of the Company is traded though NASDAQ under the symbol PSBH.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identified by use of the words “will,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions.

Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations include, but are not limited to, changes in: interest rates, general economic conditions, legislation and regulations, real estate values, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in our market area and accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning our business, including other factors that could materially affect our financial results, is included in our filings with the Securities and Exchange Commission.

Except as required by applicable law and regulation, we do not undertake – and specifically disclaims any obligation – to publicly release the results of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.